Exhibit T3A.5

CORPORATE ACCESS NUMBER: 2016837409

Government

of Alberta ⬛

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT AND REGISTRATION

OF RESTATED ARTICLES

1683740 ALBERTA LTD.

AMENDED ITS ARTICLES ON 2014/04/24.

7.00 a.m. MDT

Name/Structure Change Alberta Corporation—Registration Statement

Alberta Amendment Date: 2014/04/24

Service Request Number: 21337902

Corporate Access Number: 2016837409

Legal Entity Name:	1683740 ALBERTA LTD.

French Equivalent Name:

Legal Entity Status:	Active

Alberta Corporation Type:	Numbered Alberta Corporation

New Legal Entity Name:	1683740 ALBERTA LTD.

New French Equivalent Name:

Nuans Number:

Nuans Date:

French Nuans Number:

French Nuans Date:

Share Structure:	SEE ELECTRONIC ATTACHMENT

Share Transfers Restrictions:	SEE SCHEDULE ATTACHED.

Number of Directors:

Min Number Of Directors:	1

Max Number Of Directors:	9

Business Restricted To:	NONE

Business Restricted From:	NONE

Other Provisions:	SEE SCHEDULE ATTACHED.

BCA Section/Subsection:	173(1)(D) & (E)

Professional Endorsement Provided:

Future Dating Required:

Annual Return

File Year	Date Filed
2013	2013/11/13

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Other Rules or Provisions	ELECTRONIC	2012/06/13
Share Structure	ELECTRONIC	2012/06/13
Restrictions on Share Transfers	ELECTRONIC	2012/06/13
Share Structure	ELECTRONIC	2014/04/24

Registration Authorized By:	LEANNE C. KRAWCHUK
SOLICITOR

AUTHORIZED CAPITAL

of 1683740 Alberta Ltd. (the “Corporation”)

The Corporation is authorized to issue an unlimited number of shares designated as Common Shares, an unlimited number of shares designated as Class A Preferred Shares, an unlimited number of shares designated as Class B Preferred Shares, an unlimited number of shares designated as Class C Preferred Shares and an unlimited number of shares designated as Class D Preferred Shares. The Class A Preferred Shares, the Class B Preferred Shares, the Class C Preferred Shares and the Class D Preferred Shares are collectively referred to below as the “Preferred Shares”.

The respective rights, privileges, restrictions and conditions attached to the Common Shares and each class of Preferred Shares are set out below.

For greater certainty, each class of Preferred Shares described below is separate and distinct from the other classes of Preferred Shares described below, notwithstanding that the rights, privileges, restrictions and conditions attaching to the Preferred Shares of a particular class may be the same as the rights, privileges, restrictions and conditions attaching to the Preferred Shares of another class.

Where a word or term is defined below in a description of the rights, privileges, restrictions and conditions of a particular class of shares, the definition applies for the purpose of that description of that class of shares, but not for the purpose of the description of any other class of shares.

A.	COMMON SHARES

1. Subject to any preference as to dividends provided to the holders of any other class of shares ranking senior to the Common Shares with respect to priority in the payment of dividends, the holders of the Common Shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the directors of the Corporation out of monies properly applicable to the payment of dividends, in such amount and in such form as the directors may from time to time determine.

2. In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets or property of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of any other class of shares ranking senior to the Common Shares with respect to priority in the distribution of assets or property of the Corporation, upon such liquidation, dissolution, winding-up or other distribution the holders of the Common Shares shall be entitled to receive equally share for share the remaining property or assets of the Corporation.

3. The holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each Common Share held at all meetings of the shareholders of the Corporation, except for meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series.

B.	CLASS A PREFERRED SHARES

1. Except as stated herein, the Class A Preferred Shares rank senior to the Common Shares, such that the rights and privileges of the Class A Preferred Shares rank in priority to the rights and privileges of the Common Shares (except in the case of voting). The Class A preferred Shares rank equally with the Class B Preferred Shares, the Class C Preferred Shares and the Class D Preferred Shares, such that the rights and privileges of the Class A Preferred Shares rank ratably and on a parity with the rights and privileges of the other classes of Preferred Shares.

2. The Class A Preferred Shares may be issued from time to time, when and as determined by the directors of the Corporation, at an issue price of $1 per Class A Preferred Share.

3. Each Class A Preferred Share shall be redeemable at a redemption price of $1 per Class A Preferred Share (the “Redemption Price”). When redeeming a Class A Preferred Share, the Corporation shall pay, in addition to the Redemption Price of that Class A Preferred Share, an amount equal to any unpaid cumulative dividends on that

Class A Preferred Share.

4. The Corporation may redeem the Class A Preferred Shares on its demand. To so redeem some or all of the Class A Preferred Shares, the Corporation shall give at least thirty (30) days’ written notice of the redemption by mailing the notice to the registered holders of the Class A Preferred Shares to be redeemed, specifying the date and place of redemption and the number of Class A Preferred Shares to be redeemed. The notice may be given by prepaid post addressed to each holder at that holder’s address as it appears in the records of the Corporation. If the notice is given by the Corporation and if an amount (as indicated in section B.3) sufficient to redeem the specified Class A Preferred Shares is paid to the applicable holder or is deposited with a chartered bank or trust company in Canada, as specified in the notice, on or before the date fixed for redemption, those Class A Preferred Shares are redeemed as of the date fixed for redemption and thereafter a holder of Class A Preferred Shares specified in the notice, as such, has no rights against the Corporation except, upon surrendering the certificate for those Class A Preferred Shares, to receive payment of the Redemption Price of each specified Class A Preferred Share held by that holder, plus any unpaid cumulative dividends on each specified Class A Preferred Share held by that holder.

5. The Corporation is required to redeem Class A Preferred Shares on the demand of the holder thereof. To require the Corporation to redeem some or all of the holder’s Class A Preferred Shares, the holder shall deliver a written notice (a “Retraction Notice”) specifying the number of Class A Preferred Shares to be redeemed, together with the share certificate representing those Class A Preferred Shares, to the Corporation at its registered office, whereupon the Corporation shall redeem those Class A Preferred Shares within thirty (30) days after the date on which the Retraction Notice and the share certificate are so delivered, for an amount equal to the total of the Redemption Prices of the Class A Preferred Shares specified in the Retraction Notice, plus any unpaid cumulative dividends on those Class A Preferred Shares. The Corporation is not obligated to comply with this provision if, and so long as, the redemption would be contrary to any applicable law. If at any time an applicable law prohibits the Corporation from redeeming Class A Preferred Shares held by a holder who has delivered a Retraction Notice and the requisite share certificate to the Corporation, the Corporation shall thereafter, without further notice or demand by the holder, redeem those Class A Preferred Shares as soon as the redemption is permitted by the applicable law, or, if the redemption of some but not all of the Class A Preferred Shares is then permitted by the applicable law, the Corporation shall redeem such number of the Class A Preferred Shares as is then permitted and shall subsequently redeem, in one or more stages, the remaining Class A Preferred Shares that are the subject of the Retraction Notice as soon as such further redemption is permitted by the applicable law. If more than one holder has delivered a Retraction Notice and the requisite share certificate to the Corporation and the Corporation is permitted to redeem some but not all of the holders’ Class A Preferred Shares, the number of each holder’s Class A Preferred Shares to be redeemed shall be determined on a proportionate basis.

6. A holder of a Class A Preferred Share shall, in each financial period of the Corporation, until the Class A Preferred Share is redeemed, be entitled, out of any or all profits or surplus available for dividends, to receive, as and when declared by the directors of the Corporation, fixed cumulative preferential dividends at the rate of 9.025% per year on the Redemption Price of each Class A Preferred Share held by the holder, payable annually, in one or more instalments (as determined by the directors), on or before the last day of each financial period, provided that comparable dividends are declared and paid at the same rate, at the same times and in the same manner on each of the other classes of Preferred Shares. If, on any cumulative dividend payment date, the Corporation does not have sufficient profits or surplus available to pay in full the cumulative dividends payable on that date on all Class A Preferred Shares and all other Preferred Shares, such profits or surplus as are available shall be paid on a proportionate basis as a dividend on the Class A Preferred Shares and as dividends on the other Preferred Shares. If, on any cumulative dividend payment date, the cumulative dividend payable on that date is not paid in full on all Class A Preferred Shares, the cumulative dividend, or the unpaid part thereof, shall be paid at a subsequent date, as and when declared by the directors. No dividend shall at any time be declared or paid on any other shares of the Corporation unless all accrued cumulative dividends on the Class A Preferred Shares and the other Preferred Shares shall have been declared and paid before that time or are declared or paid (as the case may be) concurrently at that time. For greater certainty:

6.1 no dividend shall be declared or paid on the Class A Preferred Shares unless concurrently therewith a comparable dividend is declared or paid (as the case may be) at the same rate and in the same manner on each of the other classes of Preferred Shares;

6.2 dividends may be declared and paid on the Class A Preferred Shares to the complete exclusion of the other classes of shares of the Corporation (except the other Preferred Shares); and

6.3 no dividend shall at any time be declared or paid on any other shares of the Corporation if there are reasonable grounds for believing that, after the payment of the dividend, the realizable value of the Corporation’s assets would be less than the aggregate of the Corporation’s liabilities, the stated capital of the Common Shares, the total of the Redemption Prices of the Class A Preferred Shares then issued and outstanding and the total of the redemption prices of the other Preferred shares then issued and outstanding, plus any unpaid cumulative dividends on the Preferred Shares of any class.

7. In the event of the liquidation, dissolution or winding- up of the Corporation or other distribution of property of the Corporation among its shareholders for the purpose of winding up its affairs, each holder of a Class A Preferred Share shall be entitled to receive, before any distribution of any property of the Corporation among the holders of any other shares of the Corporation (except the Preferred Shares of any class), an amount equal to, but not greater than, the total of the Redemption Prices of the Class A Preferred Shares held by the holder, plus any unpaid cumulative dividends on those Class A Preferred Shares. If, on the liquidation, dissolution or winding-up of the Corporation or other distribution of property of the Corporation among its shareholders for the purpose of winding up its affairs, the Corporation does not have sufficient property to distribute an amount equal to the total of the Redemption Prices of the Class A Preferred Shares and the total of the redemption prices of the other Preferred Shares among all the holders of all the Class A Preferred Shares and all the holders of all the other Preferred Shares, the property available for distribution shall be distributed on a proportionate basis among the holders of the Class A Preferred Shares and the holders of the other Preferred Shares.

8. Except where specifically provided by the Business Corporations Act (Alberta), the holders of the Class A Preferred Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting.

C.	CLASS B PREFERRED SHARES

1. Except as stated herein, the Class B Preferred Shares rank senior to the Common Shares, such that the rights and privileges of the Class B Preferred Shares rank in priority to the rights and privileges of the Common Shares (except in the case of voting). The Class B Preferred Shares rank equally with the Class A Preferred Shares, the Class C Preferred Shares and the Class D Preferred Shares, such that the rights and privileges of the Class B Preferred Shares rank ratably and on a parity with the rights and privileges of the other classes of Preferred Shares.

2. The Class B Preferred Shares may be issued from time to time, when and as determined by the directors of the Corporation, at an issue price of $1 per Class B Preferred Share.

3. Each Class B Preferred Share shall be redeemable at a redemption price of $1 per Class B Preferred Share (the “Redemption Price”). When redeeming a Class B Preferred Share, the Corporation shall pay, in addition to the Redemption Price of that Class B Preferred Share, an amount equal to any unpaid cumulative dividends on that Class B Preferred Share.

4. The Corporation may redeem the Class B Preferred Shares on its demand. To so redeem some or all of the Class B Preferred Shares, the Corporation shall give at least thirty (30) days’ written notice of the redemption by mailing the notice to the registered holders of the Class B Preferred Shares to be redeemed, specifying the date and place of redemption and the number of Class B Preferred Shares to be redeemed. The notice may be given by prepaid post addressed to each holder at that holder’s address as it appears in the records of the Corporation. If the notice is given by the Corporation and if an amount (as indicated in section C.3) sufficient to redeem the specified Class B Preferred Shares is paid to the applicable holder or is deposited with a chartered bank or trust company in Canada, as specified in the notice, on or before the date fixed for redemption, those Class B Preferred Shares are redeemed as of the date fixed for redemption and thereafter a holder of Class B Preferred Shares specified in the notice, as such, has no rights against the Corporation except, upon surrendering the certificate for those Class B Preferred Shares, to receive payment of the Redemption Price of each specified Class B Preferred Share held by that holder, plus any unpaid cumulative dividends on each specified Class B Preferred Share held by that holder.

5. The Corporation is required to redeem Class B Preferred Shares on the demand of the holder thereof. To require the Corporation to redeem some or all of the holder’s Class B Preferred Shares, the holder shall deliver a written notice (a “Retraction Notice”) specifying the number of Class B Preferred Shares to be redeemed, together with the share certificate representing those Class B Preferred Shares, to the Corporation at its registered office, whereupon the Corporation shall redeem those Class B Preferred Shares within thirty (30) days after the date on which the Retraction Notice and the share certificate are so delivered, for an amount equal to the total of the Redemption Prices of the Class B Preferred Shares specified in the Retraction Notice, plus any unpaid cumulative dividends on those Class B Preferred Shares. The Corporation is not obligated to comply with this provision if, and so long as, the redemption would be contrary to any applicable law. If at any time an applicable law prohibits the Corporation from redeeming Class B Preferred Shares held by a holder who has delivered a Retraction Notice and the requisite share certificate to the Corporation, the Corporation shall thereafter, without further notice or demand by the holder, redeem those Class B Preferred Shares as soon as the redemption is permitted by the applicable law, or, if the redemption of some but not all of the Class B Preferred Shares is then permitted by the applicable law, the Corporation shall redeem such number of the Class B Preferred Shares as is then permitted and shall subsequently redeem, in one or more stages, the remaining Class B Preferred Shares that are the subject of the Retraction Notice as soon as such further redemption is permitted by the applicable law. If more than one holder has delivered a Retraction Notice and the requisite share certificate to the Corporation and the Corporation is permitted to redeem some but not all of the holders’ Class B Preferred Shares, the number of each holder’s Class B Preferred Shares to be redeemed shall be determined on a proportionate basis.

6. A holder of a Class B Preferred Share shall, in each financial period of the Corporation, until the Class B Preferred Share is redeemed, be entitled, out of any or all profits or surplus available for dividends, to receive, as and when declared by the directors of the Corporation, fixed cumulative preferential dividends at the rate of 9.025% per year on the Redemption Price of each Class B Preferred Share held by the holder, payable annually, in one or more instalments (as determined by the directors), on or before the last day of each financial period, provided that comparable dividends are declared and paid at the same rate, at the same times and in the same manner on each of the other classes of Preferred Shares. If, on any cumulative dividend payment date, the Corporation does not have sufficient profits or surplus available to pay in full the cumulative dividends payable on that date on all Class B Preferred Shares and all other Preferred Shares, such profits or surplus as are available shall be paid on a proportionate basis as a dividend on the Class B Preferred Shares and as dividends on the other Preferred Shares. If, on any cumulative dividend payment date, the cumulative dividend payable on that date is not paid in full on all Class B Preferred Shares, the cumulative dividend, or the unpaid part thereof, shall be paid at a subsequent date, as and when declared by the directors. No dividend shall at any time be declared or paid on any other shares of the Corporation unless all accrued cumulative dividends on the Class B Preferred Shares and the other Preferred Shares shall have been declared and paid before that time or are declared or paid (as the case may be) concurrently at that time. For greater certainty:

6.1 no dividend shall be declared or paid on the Class B Preferred Shares unless concurrently therewith a comparable dividend is declared or paid (as the case may be) at the same rate and in the same manner on each of the other classes of Preferred Shares;

6.2 dividends may be declared and paid on the Class B Preferred Shares to the complete exclusion of the other classes of shares of the Corporation (except the other Preferred Shares); and

6.3 no dividend shall at any time be declared or paid on any other shares of the Corporation if there are reasonable grounds for believing that, after the payment of the dividend, the realizable value of the Corporation’s assets would be less than the aggregate of the Corporation’s liabilities, the stated capital of the Common Shares, the total of the Redemption Prices of the Class B Preferred Shares then issued and outstanding and the total of the redemption prices of the other Preferred Shares then issued and outstanding, plus any unpaid cumulative dividends on the Preferred Shares of any class.

7. In the event of the liquidation, dissolution or winding- up of the Corporation or other distribution of property of the Corporation among its shareholders for the purpose of winding up its affairs, each holder of a Class B Preferred Share shall be entitled to receive, before any distribution of any property of the Corporation among the holders of any other shares of the Corporation (except the Preferred Shares of any class), an amount equal to, but not greater than, the total of the Redemption Prices of the Class B Preferred Shares held by the holder, plus any unpaid cumulative dividends on those Class B Preferred Shares. If, on the liquidation, dissolution or winding-up of the Corporation or other distribution of property of the Corporation among its shareholders for the purpose of winding up its affairs, the Corporation does not have sufficient property to distribute an amount equal to the total of the Redemption Prices of the Class B Preferred Shares and the total of the redemption prices of the other Preferred Shares among all the holders of all the Class B Preferred Shares and all the holders of all the other Preferred Shares, the property available for distribution shall be distributed on a proportionate basis among the holders of the Class B Preferred Shares and the holders of the other Preferred Shares.

8. Except where specifically provided by the Business corporations Act (Alberta), the holders of the Class B Preferred Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting.

9. It is the Corporation’s intention to issue the Class B Preferred Shares pursuant to an Agreement of Purchase and Sale (the “Agreement”) between another party (as vendor) and the Corporation (as purchaser). If the price adjustment clause (the “PAC”) in the Agreement becomes operative and requires that the Redemption Price of each Class B Preferred Share be adjusted, that Redemption Price shall be adjusted in accordance with the PAC. If the PAC becomes operative and requires the issuance or cancellation of Class B Preferred Shares, the Redemption Price of each Class B Preferred Share shall continue to be $1, but the number of Class B Preferred Shares issued pursuant to the Agreement shall be adjusted in accordance with the PAC.

10. On issuing the Class B Preferred Shares, as required by the Agreement, the Corporation may, as permitted by section 28(3) of the Business Corporations Act (Alberta), add, to the stated capital account maintained for the Class B Preferred Shares, the whole or any part of the amount of the consideration that the Corporation received pursuant to the Agreement.

D.	CLASS C PREFERRED SHARES

1. Except as stated herein, the Class C Preferred Shares rank senior to the Common Shares, such that the rights and privileges of the Class C Preferred Shares rank in priority to the rights and privileges of the Common Shares (except in the case of voting). The Class C Preferred Shares rank equally with the Class A Preferred Shares, the Class B Preferred Shares and the Class D Preferred Shares, such that the rights and privileges of the Class C Preferred Shares rank ratably and on a parity with the rights and privileges of the other classes of Preferred Shares.

2. The Class C Preferred Shares may be issued from time to time, when and as determined by the directors of the Corporation, at an issue price of $1 per Class C Preferred Share.

3. Each Class C Preferred Share shall be redeemable at a redemption price of $1 per Class C Preferred Share (the “Redemption Price”). When redeeming a Class C Preferred Share, the Corporation shall pay, in addition to the Redemption Price of that Class C Preferred Share, an amount equal to any unpaid cumulative dividends on that Class C Preferred Share.

4. The Corporation may redeem the Class C Preferred Shares on its demand. To so redeem some or all of the Class C Preferred Shares, the Corporation shall give at least thirty (30) days’ written notice of the redemption by mailing the notice to the registered holders of the Class C Preferred Shares to be redeemed, specifying the date and place of redemption and the number of Class C Preferred Shares to be redeemed. The notice may be given by prepaid post addressed to each holder at that holder’s address as it appears in the records of the Corporation. If the notice is given by the Corporation and if an amount (as indicated in section D.3) sufficient to redeem the specified Class c Preferred Shares is paid to the applicable holder or is deposited with a chartered bank or trust company in Canada, as specified in the notice, on or before the date fixed for redemption, those Class C Preferred Shares are redeemed as of the date fixed for redemption and thereafter a holder of Class C Preferred Shares specified in the notice, as such, has no rights against the Corporation except, upon surrendering the certificate for those Class C Preferred Shares, to receive payment of the Redemption Price of each specified Class C Preferred Share held by that holder, plus any unpaid cumulative dividends on each specified Class C Preferred Share held by that holder.

5. The Corporation is required to redeem Class C Preferred shares on the demand of the holder thereof. To require the Corporation to redeem some or all of the holder’s Class C Preferred Shares, the holder shall deliver a written notice (a “Retraction Notice”) specifying the number of Class C Preferred Shares to be redeemed, together with the share certificate representing those Class C Preferred Shares, to the Corporation at its registered office, whereupon the Corporation shall redeem those Class C Preferred Shares within thirty (30) days after the date on which the Retraction Notice and the share certificate are so delivered, for an amount equal to the total of the Redemption Prices of the Class C Preferred Shares specified in the Retraction Notice, plus any unpaid cumulative dividends on those Class C Preferred Shares. The Corporation is not obligated to comply with this provision if, and so long as, the redemption would be contrary to any applicable law. If at any time an applicable law prohibits the Corporation from redeeming Class C Preferred Shares held by a holder who has delivered a Retraction Notice and the requisite share certificate to the Corporation, the Corporation shall thereafter, without further notice or demand by the holder, redeem those Class C Preferred Shares as soon as the redemption is permitted by the applicable law, or, if the redemption of some but not all of the Class C Preferred Shares is then permitted by the applicable law, the Corporation shall redeem such number of the Class C Preferred Shares as is then permitted and shall subsequently redeem, in one or more stages, the remaining Class C Preferred Shares that are the subject of the Retraction Notice as soon as such further redemption is permitted by the applicable law. If more than one holder has delivered a Retraction Notice and the requisite share certificate to the Corporation and the Corporation is permitted to redeem some but not all of the holders’ Class C Preferred Shares, the number of each holder’s Class C Preferred Shares to be redeemed shall be determined on a proportionate basis.

6. A holder of a Class C Preferred Share shall, in each financial period of the Corporation, until the Class C Preferred Share is redeemed, be entitled, out of any or all profits or surplus available for dividends, to receive, as and when declared by the directors of the Corporation, fixed cumulative preferential dividends at the rate of 9.025% per year on the Redemption Price of each Class C Preferred Share held by the holder, payable annually, in one or more instalments (as determined by the directors), on or before the last day of each financial period, provided that comparable dividends are declared and paid at the same rate, at the same times and in the same manner on each of the other classes of Preferred Shares. If, on any cumulative dividend payment date, the Corporation does not have sufficient profits or surplus available to pay in full the cumulative dividends payable on that date on all Class C Preferred Shares and all other Preferred Shares, such profits or surplus as are available shall be paid on a proportionate basis as a dividend on the Class C Preferred Shares and as dividends on the other Preferred Shares. If, on any cumulative dividend payment date, the cumulative dividend payable on that date is not paid in full on all Class C Preferred Shares, the cumulative dividend, or the unpaid part thereof, shall be paid at a subsequent date, as and when declared by the directors. No dividend shall at any time be declared or paid on any other shares of the Corporation unless all accrued cumulative dividends on the Class C Preferred Shares and the other Preferred Shares shall have been declared and paid before that time or are declared or paid (as the case may be) concurrently at that time. For greater certainty:

6.1 no dividend shall be declared or paid on the Class C Preferred Shares unless concurrently therewith a comparable dividend is declared or paid (as the case may be) at the same rate and in the same manner on each of the other classes of Preferred Shares;

6.2 dividends may be declared and paid on the Class C Preferred Shares to the complete exclusion of the other classes of shares of the Corporation (except the other Preferred Shares); and

6.3 no dividend shall at any time be declared or paid on any other shares of the Corporation if there are reasonable grounds for believing that, after the payment of the dividend, the realizable value of the Corporation’s assets would be less than the aggregate of the Corporation’s liabilities, the stated capital of the Common Shares, the total of the Redemption Prices of the Class C Preferred Shares then issued and outstanding and the total of the redemption prices of the other Preferred Shares then issued and outstanding, plus any unpaid cumulative dividends on the Preferred Shares of any class.

7. In the event of the liquidation, dissolution or winding- up of the Corporation or other distribution of property of the corporation among its shareholders for the purpose of winding up its affairs, each holder of a Class C Preferred Share shall be entitled to receive, before any distribution of any property of the Corporation among the holders of any other shares of the Corporation (except the Preferred Shares of any class), an amount equal to, but not greater than, the total of the Redemption Prices of the Class C Preferred Shares held by the holder, plus any unpaid cumulative dividends on those Class C Preferred Shares. If, on the liquidation, dissolution or winding-up of the Corporation or other distribution of property of the Corporation among its shareholders for the purpose of winding up its affairs, the Corporation does not have sufficient property to distribute an amount equal to the total of the Redemption Prices of the Class C Preferred Shares and the total of the redemption prices of the other Preferred Shares among all the holders of all the Class C Preferred Shares and all the holders of all the other Preferred Shares, the property available for distribution shall be distributed on a proportionate basis among the holders of the Class C Preferred Shares and the holders of the other Preferred Shares.

8. Except where specifically provided by the Business Corporations Act (Alberta), the holders of the Class C Preferred Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting.

9. It is the Corporation’s intention to issue the Class C Preferred Shares pursuant to a Share Rollover Agreement (the “Agreement”) between another party (as vendor) and the Corporation (as purchaser). If the price and election amount adjustment clause (the “Primary Clause”) in the Agreement becomes operative, the Redemption Price of each Class C Preferred Share shall be adjusted in accordance with the Primary Clause. If the alternate price adjustment clause (the “Alternate Clause”) in the Agreement becomes operative, the Redemption Price of each Class C Preferred Share shall continue to be $1, but the number of Class C Preferred Shares issued pursuant to the Agreement shall be adjusted in accordance with the Alternate Clause.

10. On issuing the Class C Preferred Shares, as required by the Agreement, the Corporation may, as permitted by section 28(3) of the Business Corporations Act (Alberta), add, to the stated capital account maintained for the Class C Preferred Shares, the whole or any part of the amount of the consideration that the Corporation received pursuant to the Agreement.

E.	CLASS D PREFERRED SHARES

1. Except as stated herein, the Class D Preferred Shares rank senior to the Common Shares, such that the rights and privileges of the Class D Preferred Shares rank in priority to the rights and privileges of the Common Shares (except in the case of voting). The Class D Preferred Shares rank equally with the Class A Preferred Shares, the Class B Preferred Shares and the Class C Preferred Shares, such that the rights and privileges of the Class D Preferred Shares rank ratably and on a parity with the rights and privileges of the other classes of Preferred Shares.

2. The Class D Preferred Shares may be issued from time to time, when and as determined by the directors of the Corporation, at an issue price of $1 per Class D Preferred Share.

3. Each Class D Preferred Share shall be redeemable at a redemption price of $1 per Class D Preferred Share (the “Redemption Price”). When redeeming a Class D Preferred Share, the Corporation shall pay, in addition to the Redemption Price of that Class D Preferred Share, an amount equal to any unpaid cumulative dividends on that Class D Preferred Share.

4. The Corporation may redeem the Class D Preferred Shares on its demand. To so redeem some or all of the Class D Preferred Shares, the Corporation shall give at least thirty (30) days’ written notice of the redemption by mailing the notice to the registered holders of the Class D Preferred Shares to be redeemed, specifying the date and place of redemption and the number of Class D Preferred Shares to be redeemed. The notice may be given by prepaid post addressed to each holder at that holder’s address as it appears in the records of the Corporation. If the notice is given by the Corporation and if an amount (as indicated in section E.3) sufficient to redeem the specified Class D Preferred Shares is paid to the applicable holder or is deposited with a chartered bank or trust company in Canada, as specified in the notice, on or before the date fixed for redemption, those Class D Preferred Shares are redeemed as of the date fixed for redemption and thereafter a holder of Class D Preferred Shares specified in the notice, as such, has no rights against the Corporation except, upon surrendering the certificate for those Class D Preferred Shares, to receive payment of the Redemption Price of each specified Class D Preferred Share held by that holder, plus any unpaid cumulative dividends on each specified Class D Preferred Share held by that holder.

5. The Corporation is required to redeem Class D Preferred Shares on the demand of the holder thereof. To require the Corporation to redeem some or all of the holder’s Class D Preferred Shares, the holder shall deliver a written notice (a “Retraction Notice”) specifying the number of Class D Preferred Shares to be redeemed, together with the share certificate representing those Class D Preferred Shares, to the Corporation at its registered office, whereupon the Corporation shall redeem those Class D Preferred Shares within thirty (30) days after the date on which the Retraction Notice and the share certificate are so delivered, for an amount equal to the total of the Redemption Prices of the Class D Preferred Shares specified in the Retraction Notice, plus any unpaid cumulative dividends on those Class D Preferred Shares. The Corporation is not obligated to comply with this provision if, and so long as, the redemption would be contrary to any applicable law. If at any time an applicable law prohibits the Corporation from redeeming Class D Preferred Shares held by a holder who has delivered a Retraction Notice and the requisite share certificate to the Corporation, the Corporation shall thereafter, without further notice or demand by the holder, redeem those Class D Preferred Shares as soon as the redemption is permitted by the applicable law, or, if the redemption of some but not all of the Class D Preferred Shares is then permitted by the applicable law, the Corporation shall redeem such number of the Class D Preferred Shares as is then permitted and shall subsequently redeem, in one or more stages, the remaining Class D Preferred Shares that are the subject of the Retraction Notice as soon as such further redemption is permitted by the applicable law. If more than one holder has delivered a Retraction Notice and the requisite share certificate to the Corporation and the Corporation is permitted to redeem some but not all of the holders’ Class D Preferred Shares, the number of each holder’s Class D Preferred Shares to be redeemed shall be determined on a proportionate basis.

6. A holder of a Class D Preferred Share shall, in each financial period of the Corporation, until the Class D Preferred Share is redeemed, be entitled, out of any or all profits or surplus available for dividends, to receive, as and when declared by the directors of the Corporation, fixed cumulative preferential dividends at the rate of 9.025% per year on the Redemption Price of each Class D Preferred Share held by the holder, payable annually, in one or more instalments (as determined by the directors), on or before the last day of each financial period, provided that comparable dividends are declared and paid at the same rate, at the same times and in the same manner on each of the other classes of Preferred Shares. If, on any cumulative dividend payment date, the Corporation does not have sufficient profits or surplus available to pay in full the cumulative dividends payable on that date on all Class D Preferred Shares and all other Preferred Shares, such profits or surplus as are available shall be paid on a proportionate basis as a dividend on the Class D Preferred Shares and as dividends on the other Preferred Shares. If, on any cumulative dividend payment date, the cumulative dividend payable on that date is not paid in full on all Class D Preferred Shares, the cumulative dividend, or the unpaid part thereof, shall be paid at a subsequent date, as and when declared by the directors. No dividend shall at any time be declared or paid on any other shares of the Corporation unless all accrued cumulative dividends on the Class D Preferred Shares and the other Preferred Shares shall have been declared and paid before that time or are declared or paid (as the case may be) concurrently at that time. For greater certainty:

6.1 no dividend shall be declared or paid on the Class D Preferred Shares unless concurrently therewith a comparable dividend is declared or paid (as the case may be) at the same rate and in the same manner on each of the other classes of Preferred Shares;

6.2 dividends may be declared and paid on the Class D Preferred Shares to the complete exclusion of the other classes of shares of the Corporation (except the other Preferred Shares); and

6.3 no dividend shall at any time be declared or paid on any other shares of the Corporation if there are reasonable grounds for believing that, after the payment of the dividend, the realizable value of the Corporation’s assets would be less than the aggregate of the Corporation’s liabilities, the stated capital of the Common Shares, the total of the Redemption Prices of the Class D Preferred Shares then issued and outstanding and the total of the redemption prices of the other Preferred Shares then issued and outstanding, plus any unpaid cumulative dividends on the Preferred Shares of any class.

7. In the event of the liquidation, dissolution or winding- up of the Corporation or other distribution of property of the Corporation among its shareholders for the purpose of winding up its affairs, each holder of a Class D Preferred Share shall be entitled to receive, before any distribution of any property of the Corporation among the holders of any other shares of the Corporation (except the Preferred Shares of any class), an amount equal to, but not greater than, the total of the Redemption Prices of the Class D Preferred Shares held by the holder, plus any unpaid cumulative dividends on those Class D Preferred Shares. If, on the liquidation, dissolution or winding-up of the Corporation or other distribution of property of the Corporation among its shareholders for the purpose of winding up its affairs, the Corporation does not have sufficient property to distribute an amount equal to the total of the Redemption Prices of the Class D Preferred Shares and the total of the redemption prices of the other Preferred Shares among all the holders of all the Class D Preferred Shares and all the holders of all the other Preferred Shares, the property available for distribution shall be distributed on a proportionate basis among the holders of the Class D Preferred Shares and the holders of the other Preferred Shares.

8. Except where specifically provided by the Business Corporations Act (Alberta), the holders of the Class D Preferred Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting.

9. It is the Corporation’s intention to issue the Class D Preferred Shares pursuant to a Share Rollover Agreement (the “Agreement”) between another party (as vendor) and the Corporation (as purchaser). If the price and election amount adjustment clause (the “Primary Clause”) in the Agreement becomes operative, the Redemption Price of each Class D Preferred Share shall be adjusted in accordance with the Primary Clause. If the alternate price adjustment clause (the “Alternate Clause”) in the Agreement becomes operative, the Redemption Price of each Class D Preferred Share shall continue to be $1, but the number of Class D Preferred Shares issued pursuant to the Agreement shall be adjusted in accordance with the Alternate Clause.

10. On issuing the Class D Preferred Shares, as required by the Agreement, the Corporation may, as permitted by section 28(3) of the Business Corporations Act (Alberta), add, to the stated capital account maintained for the Class D Preferred Shares, the whole or any part of the amount of the consideration that the Corporation received pursuant to the Agreement.

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